Exhibit 10.2

DELPHI AUTOMOTIVE PLC
LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD – TIME-BASED RSUS
Subject to the terms and conditions of (1) Delphi Automotive PLC Long‑Term Incentive Plan, as amended and restated (the “Plan”), (2) the Notice of Award - Time-Based RSUs (the “Award Notice”), (3) the Time-Based RSU Award Agreement (the “Agreement”) and (4) the Confidentiality and Noninterference Agreement (the “CNA”), the Company hereby grants you (the “Participant”) an award of Time-Based RSUs (“Time-Based RSUs”) as reflected below (the “Award”). Each Time-Based RSU represents the opportunity to receive one (1) ordinary share of the Company (a “Share”) upon satisfaction of the terms and conditions as set forth in this Award Notice, the Agreement and the CNA, subject to the terms of the Plan. For the sake of clarity, the Award is conditioned upon (and will not become effective unless and until) the Participant's execution and return of the CNA to your local HR business partner. A CNA previously executed by the Participant will continue to be effective unless and until a new CNA is executed. Capitalized terms used herein but not defined in this Award Notice or the Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, the Agreement, the Plan and the CNA, the provisions of the Plan will prevail.

Participant	[•]
Grant Date	[•]
Number of Time-Based RSUs	[•]

Vesting Schedule
Vesting Date	Percentage of RSUs Vesting
[•]	33 1/3%
[•]	33 1/3%
[•]	33 1/3%
One-third of the Time-Based RSUs will vest on each of the first three anniversaries of the Grant Date (each a “Time-Based Vesting Date”), except as otherwise provided in the vesting schedule.

Exhibit 10.2

DELPHI AUTOMOTIVE PLC
LONG-TERM INCENTIVE PLAN
TIME-BASED RSU AWARD AGREEMENT
The Time-Based RSUs with respect to Shares of Delphi Automotive PLC (the “Company”) granted to you on the Grant Date are subject to (1) the Notice of Award - Time-Based RSUs (the “Award Notice”), (2) this Time-Based RSU Award Agreement (the “Agreement”) and (3) the Confidentiality and Noninterference Agreement (the “CNA”), along with all of the terms and conditions of Delphi Automotive PLC Long-Term Incentive Plan, as amended and restated (the “Plan”), which is incorporated herein by reference. For the sake of clarity, the Award is conditioned upon (and will not become effective unless and until) the Participant's execution and return of the CNA to your local HR business partner. Capitalized terms used herein but not defined in the Award Notice or this Agreement shall have the meaning specified in the Plan. In the event of a conflict among the provisions of the Award Notice, this Agreement, the Plan or the CNA, the provisions of the Plan will prevail. For purposes of this Agreement, “Employer” means the Company or any Affiliate that employs you on the applicable date.
Section 1.Grant of Award. The Company hereby grants this Award to the Participant on the Grant Date and subject to the vesting provisions as set forth in the Award Notice.
Section 2.Vesting. Subject to Sections 3 and 4 of the Agreement, one-third of the Time-Based RSUs shall vest on each of the Time-Based Vesting Dates.
Section 3.Termination of Service.
(a)Death; Disability; Termination Without Cause; Resignation for Good Reason. If the Participant experiences a Termination of Service after the first Time-Based Vesting Date and prior to the Final Time-Based Vesting Date due to (i) death, (ii) Disability, (iii) termination by the Employer without Cause, or (iv) resignation for Good Reason (each such circumstance being a “Qualifying Termination”), the Participant shall become vested in the number of Time-Based RSUs equal to (A) the number of unvested Time-Based RSUs as of such termination, multiplied by (B) a fraction, the numerator of which shall be the number of full months between the Time-Based Vesting Date that immediately precedes such termination and the termination date and the denominator of which shall be the number of full months between the Time-Based Vesting Date that immediately precedes such termination and the final Time-Based Vesting Date; provided, however, that, in the event of the Participant’s Termination of Service due to the Participant’s death, subject to Section 18 of the Plan, the Company may elect to vest this Award effective on the date of the Participant's death, in which case the Time-Based RSUs shall be settled in Shares delivered to the Participant's estate or legal representative as soon as practicable following the date of the Participant's death but in no event later than March 15 of the year following the year of the Participant's death.
(b)Any Other Termination of Service. In the event of the Participant’s Termination of Service (i) prior to the first Time-Based Vesting Date for any reason or (ii) on or after the first Time-Based Vesting Date and prior to the Final Time-Based Vesting Date for any reason other than as

2

Exhibit 10.2

described in Section 3(a) above, the Participant immediately shall forfeit the unvested portion of Time-Based RSUs without any payment to the Participant.
(c)Effective Date of Termination of Service. Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, if the Participant is employed outside of the United States, any Termination of Service shall be effective as of the date the Participant’s active employment with the Employer ceases and shall not be extended by any statutory or common law notice of termination period.
Section 4.Change in Control.
(a)Conditional Vesting. Upon a Change in Control prior to the final Time-Based Vesting Date, except to the extent that another Award meeting the requirements of Section 4(b) (a “Replacement Award”) is provided to the Participant to replace this Award (the “Replaced Award”), any unvested Time-Based RSUs shall vest in full and be delivered to the Participant on the effective date of such Change in Control.
(b)Replacement Awards. An Award shall meet the conditions of this Section 4(b) (and thereby qualify as a Replacement Award) if the following conditions are met:
(i)The Award has a value at least equal to the value of the Replaced Award;
(ii)The Award relates to publicly-traded equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and
(iii)The other terms and conditions of the Award are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 4(c)).
Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 4(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)Qualifying Termination following a Change in Control. If the Participant experiences a Qualifying Termination (for purposes of which the Company will include a successor of the Company following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control), in connection with or during a period of two (2) years after the Change in Control, any Replacement Award that replaces this Award, to the extent not vested as of such Termination of Service, shall vest in full and all previously undelivered Shares shall be delivered to the Participant (or the Participant’s beneficiary) as soon as practicable and within thirty (30) days following the date of such Qualifying Termination.
Section 5.Settlement of Time-Based RSUs.

3

Exhibit 10.2

(a)Delivery of Shares. Subject to Sections 3 and 4 of the Agreement, any vested Time-Based RSUs shall be settled in the form of Shares delivered to the Participant as soon as practicable following the Time-Based Vesting Date but in no event later than 30 days following the Time-Based Vesting Date.
(b)Alternative Form of Settlement. Pursuant to Section 7(e) of the Plan and notwithstanding any provision in the Agreement to the contrary, the Company may, in its sole discretion, settle any Time-Based RSUs in the form of (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law, (2) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (or country of employment, if different), (3) would result in adverse tax consequences for the Participant, the Company or the Employer, or (4) is administratively burdensome; or (ii) Shares, but require the Participant to sell such Shares immediately or within a specified period following the Participant’s Termination of Service (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions in relation to such Shares on the Participant’s behalf).
Section 6.Dividend Equivalents. If a dividend is paid on Shares underlying Time-Based RSUs with respect to the period commencing on the Grant Date and ending on the date on which the Shares in settlement of the Time-Based RSUs are delivered to the Participant, the Participant shall be eligible to receive an amount equal to the amount of the dividend that the Participant would have received had the Shares attributable to Time-Based RSUs been delivered to the Participant as of the time at which such dividend is paid, which amount shall be calculated and reinvested in additional Time-Based RSUs as of the time at which such dividend is paid. No such amount shall be payable with respect to any portion of this Award that is forfeited pursuant to Section 3 of the Agreement. Such amount shall be paid to the Participant in the form of additional Shares on the date on which the Shares attributable to Time-Based RSUs are delivered to the Participant; provided that the Committee retains the discretion to pay such amount in cash rather than Time-Based RSUs in the event that an insufficient number of Shares are authorized and available for issuance under the Plan. Any Shares attributable to Time-Based RSUs that the Participant is eligible to receive pursuant to this Section 6 are referred to herein as “Dividend Shares”.
Section 7.Withholding of Tax-Related Items.
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for the all income tax, social insurance, payroll tax, fringe benefits tax, payment on account other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or settlement of this Award, the subsequent sale of Shares attributable to Time-Based RSUs or Dividend Shares acquired pursuant to such and the receipt of any dividends or dividend equivalents, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s responsibility for Tax-Related Items or achieve any particular tax result. Further, if the Participant

4

Exhibit 10.2

is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, the Employer or an agent of the Company or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)    The Company may withhold a portion of the Shares otherwise issuable in settlement of this Award (or, in the case of Awards settled in cash, a portion of the cash proceeds) that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (as determined by the Company in good faith and in its sole discretion) with respect to this Award. For purposes of the foregoing, no fractional Shares will be withheld or issued pursuant to the vesting of this Award and the issuance of Shares or cash thereunder.
(ii)    The Company or the Employer may withhold a portion of the sales proceeds from the sale of Shares acquired pursuant to this Award either through a voluntary sale or through a mandatory sale arranged by the Company or the Employer (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)    The Company or the Employer may withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant.
(iv)    The Company or Employer may require the Participant to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to this Award.
(v)    The Company or the Employer may satisfy the Tax-Related Items by such other methods or combinations of methods as the Company or the Employer may make available from time to time.
Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates (as determined by the Company in good faith and its sole discretion), including maximum applicable tax rates. If the obligation for Tax-Related Items is satisfied by withholding from the Shares to be delivered upon settlement of this Award, for tax purposes, the Participant is deemed to have been issued the full number of Shares notwithstanding that a number of Shares are held back for the purpose of paying Tax-Related Items. In the event the withholding requirements are not satisfied, no Shares or cash will be issued to the Participant (or the Participant’s estate) in settlement of this Award unless and until satisfactory arrangements (as determined by the Company in its sole discretion) have been made by the Participant with respect to the payment of any such Tax-Related Items. By accepting the grant of this Award, the Participant expressly consents to the methods of withholding of Tax-Related Items

5

Exhibit 10.2

as provided hereunder. All other Tax-Related Items related to this Award and any Shares or cash delivered in settlement thereof are the Participant’s sole responsibility.
(c)Tax Withholding for Section 16 Officers. If the Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, the Company will withhold Shares upon the settlement of Time-Based RSUs to cover any withholding obligations for Tax-Related Items unless the use of such withholding method is prohibited or problematic under applicable laws or otherwise may trigger adverse consequences to the Company or the Employer, in which case the obligation to withhold Tax-Related Items shall be satisfied by the Participant submitting a payment to the Company equal to the amount of the Tax-Related Items required to be withheld.
Section 8.Additional Terms and Conditions.
(a)    Issuance of Shares. Upon delivery of Shares in settlement of the Time-Based RSU Shares and, if applicable, any Dividend Shares, such Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. Any such fractional Shares shall be rounded up to the nearest whole Share.
(b)    Voting Rights. The Participant shall not have voting rights with respect to the Shares underlying the Time-Based RSUs or, if applicable, any Dividend Shares unless and until such Shares are delivered to the Participant.
Section 9.Data Privacy. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personally identifiable data (“Personal Data”) and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and participation in the Plan. The collection, processing and transfer of Personal Data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and although the Participant has the right to deny or object to the collection, processing and transfer of Personal Data, the Participant’s denial and/or objection to the collection, processing and transfer of Personal Data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of Personal Data as described herein:
The Company and the Employer hold certain Personal Data about the Participant, including (but not limited to) the Participant’s name, home address and telephone number, date of birth, social security number (resident registration number or tax identification number) or other employee identification number, e-mail address, salary, nationality, job title, any shares or directorships held in the Company, details of all entitlements to shares (or cash) awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan. The Personal Data may be provided by the Participant or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and the Employer will process the Personal Data in this context for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Personal Data processing will take place through electronic and non-electronic means correlated to the purposes for which Personal Data

6

Exhibit 10.2

are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence (or country of employment, if different). Personal Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.
The Company and the Employer will transfer Personal Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and the Employer may further transfer Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The third party recipients of Personal Data may be any Affiliate of the Company or a broker/administrator that the Company may engage to assist with the implementation, administration and management of the Plan from time to time, and any third party vendors with whom the broker/administrator has contracted to provide services under the Plan. These recipients may be located in the European Economic Area, or in in other countries, such as the United States, which may not be considered to provide the same level of privacy protection to Personal Data as that provided by the Participant’s country of residence (or country of employment, if different). The Participant hereby authorizes (where required under applicable law) such processing and transfer of Personal Data.
The Participant may, at any time, exercise the Participant's rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Personal Data, (ii) verify the content, origin and accuracy of the Personal Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Personal Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Personal Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan, and (v) withdraw consent to the collection, processing or transfer of Personal Data as provided hereunder (in which case, this Award will become null and void). The Participant may seek to exercise these rights by contacting the Employer's HR department.
Section 10.Miscellaneous Provisions.
(a)    Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:
if to the Company, to:
Delphi Automotive PLC
c/o Delphi Automotive Systems, LLC
5725 Delphi Drive
Troy, MI 48098
Attention: David M. Sherbin
Facsimile: (248) 813-2491

7

Exhibit 10.2

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.
(b)    Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
(c)    Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)    Severability. The Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of the Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of the Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of the Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of the Agreement, and the remaining provisions contained in the Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of the Agreement.
(e)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)    Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8

Exhibit 10.2

(g)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(h)    Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is established voluntarily by the Company, is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the award, the number of Time-Based RSUs subject to the award, and the vesting provisions applicable to the award.
(i)    Extraordinary Item of Compensation. The Participant’s participation in the Plan is voluntary. The value of this Award under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment (and the Participant’s employment contract, if any). As such, this Award under the Plan is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. The grant of this Award does not create a right to employment and shall not be interpreted as forming an employment or service contract with the Company or the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship.
(j)    Participant Undertaking. By accepting this Award, the Participant acknowledges that he or she has executed a Confidentiality and Noninterference Agreement and agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Agreement.
(k)    Compliance with Law. As a condition to the Company's grant of this Award, the Participant agrees to repatriate all payments attributable to the Shares and cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal, regulatory and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).
(l)    Electronic Delivery. The Company may, in its sole discretion, elect to deliver any documents related to this Award granted to the Participant by electronic means. By accepting this Award, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9

Exhibit 10.2

(m)    EU Age Discrimination Rules. If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of the Award and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(n)    Insider Trading and Market Abuse Laws. Depending on the Participant’s country of residence (or country of employment, if different), the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws of the Participant’s country of residence or employment, as applicable). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant's responsibility to comply with any applicable restrictions and that the Participant should consult with the Participant's personal advisor on this matter.
(o)    English Language. If the Participant is a resident or employed outside of the United States, the Participant acknowledges and agrees that by accepting this Award, it is the Participant’s express intent that the Agreement, the Award Notice, the CNA, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If the Participant has received the Agreement, the Award Notice, the CNA, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(p)    Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.
(q)    Addendum. Notwithstanding any provisions of the Agreement to the contrary, this Award shall be subject to any special terms and conditions for the Participant’s country of residence (or country of employment, if different), as are set forth in the applicable addendum to the Agreement (“Addendum”). Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country shall apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan (or the Company may establish alternative terms or conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of the Agreement.

10

Exhibit 10.2

(r)    Additional Requirements. The Company reserves the right to impose other requirements on this Award, any Shares acquired pursuant to this Award and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(s)    Risk Statement. The Participant acknowledges and accepts that the future value of the Shares is unknown and cannot be predicted with certainty and that the value of the Award at the time when the Time-Based RSU Shares are delivered may be less than the value of the Award on the Grant Date. The Participant understands that if he or she is in any doubt as to whether he or she should accept this Award, the Participant should obtain independent advice.
(t)    No Advice Regarding Grant. No employee of the Company or the Employer is permitted to advise the Participant regarding the Participant’s participation in the Plan or the acquisition or sale of the Shares underlying this Award. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors prior to taking any action related to the Plan.
(u)    Private Placement. The grant of this Award is not intended to be a public offering of securities in the Participant’s country of residence (or country of employment, if different) but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law) at the time of grant, and the grant of this Award is not subject to the supervision of the local securities authorities.
(v)    Governing Law. The Agreement shall be governed by the laws of the State of New York, without application of the conflicts of law principles thereof. The parties hereby irrevocably consent and submit to the jurisdiction of the federal and state courts located within the state of Michigan in any matter arising out of or in connection with, this Agreement.
(w)    No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.
(x)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.
DELPHI AUTOMOTIVE PLC

Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

PARTICIPANT

Name:

12

Exhibit 10.2

DELPHI AUTOMOTIVE PLC
LONG-TERM INCENTIVE PLAN
ADDENDUM TO
TIME-BASED RSU AWARD AGREEMENT
In addition to the terms of the Award Notice, the Agreement, the CNA and the Plan, the Time-Based RSUs are subject to the following additional terms and conditions (the “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the Award Notice, the Agreement and the Plan. Pursuant to Section 10(q) of the Agreement, if the Participant transfers the Participant's residence and/or employment to another country reflected in the Addendum at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

ARGENTINA
None.

AUSTRIA
None.

BRAZIL
1.    Labor Law Acknowledgment. By accepting this Award, the Participant acknowledges and agrees, for all legal purposes, that (a) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Participant’s employment; (b) the Agreement and the Plan are not a part of the terms and conditions of the Participant’s employment; and (c) the income from this Award, if any, is not part of the Participant’s remuneration from employment.
CHINA
1.    Satisfaction of Regulatory Obligations. If the Participant is a People's Republic of China (“PRC”) national, the grant of this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the Plan and the participation of PRC nationals employed by the Employer, as determined by the Company in its sole discretion.
2.    Sale of Shares. Notwithstanding anything to the contrary in the Plan, upon any termination of employment with the Employer, the Participant shall be required to sell all Shares acquired under the Plan within such time period as may be established by the PRC State Administration of Foreign Exchange, the Company and/or the Employer.

Exhibit 10.2

3.    Exchange Control Restrictions. The Participant acknowledges and agrees that the Participant will be required to immediately repatriate to the PRC the proceeds from the sale of any Shares acquired under the Plan, as well as any other cash amounts attributable to the Shares acquired under the Plan (collectively, “Cash Proceeds”). Further, the Participant acknowledges and agrees that the repatriation of the Cash Proceeds must be effected through a special bank account established by the Employer, the Company or one of its Affiliates, and the Participant hereby consents and agrees that the Cash Proceeds may be transferred to such account by the Company on the Participant’s behalf prior to being delivered to the Participant. The Cash Proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the Cash Proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account must be established and maintained in China by the Participant so that the proceeds may be deposited into such account. If the Cash Proceeds are paid to the Participant in local currency, the Participant acknowledges and agrees that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Time-Based RSUs or Dividend Shares are sold and the Cash Proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Employer, the Company and its Affiliates in the future in order to facilitate compliance with exchange control requirements in the PRC.
CZECH REPUBLIC
None.

DENMARK
1.    Treatment of Units upon Termination. Notwithstanding any provisions in the Agreement to the contrary, if the Participant is determined to be an “Employee,” as defined in section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), the treatment of the Award upon Termination of Service shall be governed by Sections 4 and 5 of the Stock Option Act.  However, if the provisions in the Agreement or the Plan governing the treatment of the Award upon a Termination of Service are more favorable, the provisions of the Agreement or the Plan will govern.  In accepting the Award, the Participant acknowledges having received an “Employer Information Statement” in Danish as part of the grant materials distributed or otherwise made available to the Participant.

FINLAND
1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 7(b) of the Agreement to the contrary, if the Participant is a local national of Finland, any Tax-Related Items shall be withheld only in cash from the Participant’s regular salary/wages or other amounts payable to the Participant in cash or such other withholding methods as may be permitted under the Plan and allowed under local law.

Exhibit 10.2

FRANCE
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
2.    Use of English Language.  By accepting this Award, the Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, including the Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, either directly or indirectly, be drawn up in English.
Langue anglaise. Langue anglaise.  En acceptant cette Attribution, le Participant reconnaît et accepte que le Participant souhaite que le Contrat, y compris l’Addendum, ainsi que tous les autres documents, avis et procédures judiciaires entamés, donnés ou institués en vertu de l’Attribution, directement ou indirectement, soient rédigés en anglais.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE AGREEMENT, INCLUDING THE ADDENDUM AND THE PLAN.
PLEASE SIGN AND RETURN THE ADDENDUM VIA EMAIL NO LATER THAN [•] TO YOUR LOCAL HR BUSINESS PARTNER.

___________________________________     ______________________________
Participant Signature                    Participant Name (Printed)

_____________________
Date

Exhibit 10.2

GERMANY
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
HUNGARY
None.
INDIA
None.
IRELAND
None.

ITALY
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
2.    Data Privacy. This following provision replaces Section 9 of the Agreement in its entirety:
The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of any RSUs or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding (“Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant is aware that providing the Company with the Participant's Data is necessary for the performance of the Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.
The Controller of personal Data processing is Delphi Automotive PLC, 5725 Delphi Drive, Troy, MI 48098. Delphi International Operations Luxembourg S.ar.l. is the Company's Representative for privacy purposes pursuant to Legislative Decree no. 196/2003. The Participant understands that the Data may be transferred to the Company or its Affiliates, or to any third party assisting with the

Exhibit 10.2

implementation, administration and management of the Plan, including any transfer required to the broker/administrator or any other third party with whom the Time-Based RSUs or cash from the sale of Time-Based RSUs acquired under the Plan may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union, and a recipient's country (e.g., the United States) may have different data privacy laws and protections from Italy. The processing activity, including the transfer of the Participant’s Data abroad, outside of the European Union, as herein specified and pursuant to applicable Italian data privacy laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable Italian data privacy laws and regulations, with specific reference to D.lgs. 196/2003.
The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.
JAPAN
None.
LUXEMBOURG
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
MEXICO
1.    Commercial Relationship. The Participant expressly recognizes that the Participant's participation in the Plan and the Company’s grant of this Award do not constitute an employment relationship between the Participant and the Company. The Participant has been granted this Award as a consequence of the commercial relationship between the Company and the Participant's Employer, and such entity is the Participant’s sole employer. Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan does not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from the Participant's participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer,

Exhibit 10.2

and (c) any modification or amendment of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.
2.    Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant's participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan and the Agreement, including the Addendum. As such, the Participant acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of this Award is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. This Award is not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.
BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE AGREEMENT, INCLUDING THE ADDENDUM AND THE PLAN.
PLEASE SIGN AND RETURN THE ADDENDUM VIA EMAIL NO LATER THAN [•] TO YOUR LOCAL HR BUSINESS PARTNER.

___________________________________     ______________________________
Participant Signature                    Participant Name (Printed)

_____________________
Date

Exhibit 10.2

NETHERLANDS
1.    Waiver of Termination Rights. As a condition to the grant of this Award, the Participant hereby waives any and all rights to compensation or damages as a result of the termination of the Participant’s employment with the Employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) the Participant ceasing to have rights under or ceasing to be entitled to any Award or awards under the Plan as a result of such termination.
NORWAY
None.
POLAND
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
PORTUGAL
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
2.    Language Consent. Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
SINGAPORE
1.    Qualifying Person Exemption. The following provision shall replace Section 10(u) of the Agreement:
The grant of this Award under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2011 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that, as a result, this Award is subject to section 257 of the SFA and the

Exhibit 10.2

Participant will not be able to make (a) any subsequent sale of the Shares underlying the Time-Based RSUs or Dividend Shares in Singapore or (ii) any offer of such subsequent sale of the Shares underlying the Time-Based RSUs or Dividend Shares subject to this Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2011 Ed.).
SOUTH AFRICA
1.    Withholding Taxes. The following provision supplements Section 8(b) of the Agreement:
By accepting the grant of this Award, the Participant agrees to notify the Employer of the amount of any gain realized upon vesting of this Award. If the Participant fails to advise the Employer of the gain realized upon vesting of this Award, the Participant may be liable for a fine. The Participant shall be responsible for paying any difference between the actual tax liability and the amount withheld.
2.    Securities Law Information and Deemed Acceptance of this Award.  Neither this Award nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa.  The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, this Award offer must be finalized on or before the 60th day following the grant date.  If the Participant does not want to accept the grant of this Award, the Participant is required to decline this Award no later than the 60th day following the Grant Date.  If the Participant does not reject the grant of this Award on or before the 60th day following the Grant Date, the Participant will be deemed to accept the grant of this Award.
SOUTH KOREA
1.    Data Privacy. The following provision replaces Section 9 of the Agreement in its entirety:

Pursuant to applicable personal data protection laws, the Company and the Employer hereby notifies the Participant of the following in relation to the Participant's personal data and the collection, processing and transfer of such data in relation to the Company’s grant of RSUs and the Participant's participation in the Plan. The collection, processing and transfer of the Participant's personal data is necessary for the Company’s administration of the Plan and the Participant's participation in the Plan, and although the Participant has the right to deny or object to the collection, processing and transfer of personal data, the Participant's denial and/or objection to the collection, processing and transfer of personal data may affect the Participant's participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein. The Company shall retain and use the Participant's personal data until the purpose of the collection and use of the personal data is accomplished and shall promptly destroy the personal data thereafter.

The Company and the Employer hold certain personal information about the Participant, including the Participant's name, home address, email address, and telephone number, date of birth, social

Exhibit 10.2

security number (resident registration number), passport number, or other employee identification number, e-mail address, salary, nationality, job title, any Time-Based RSUs or directorships held in the Company, details of all Awards, options or any other entitlement to Time-Based RSUs awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Employer will process the Data for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant's country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant's participation in the Plan.

The Company and the Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The third party recipients of Data may be any Affiliates or subsidiaries of the Company and / or the Company's broker/administrator or any successor or any other third party that the Company or the broker/administrator (or its successor) may engage to assist with the implementation, administration and management of the Plan from time to time. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. the Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Time-Based RSUs on the Participant's behalf to a broker/administrator or other third party with whom the Participant may elect to deposit any Time-Based RSUs acquired pursuant to the Plan. Such third parties to which the Company will transfer the Participant's personal date shall retain and use the Participant's personal data until the purpose of the collection and use of the personal data is accomplished and shall promptly destroy such personal data thereafter.

The Company and any third party recipient of the Data will use, process and store the Data only to the extent they are necessary for the purposes described above.

The Participant may, at any time, exercise the Participant's rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant's participation

Exhibit 10.2

in the Plan, and (e) withdraw the Participant's consent to the collection, processing or transfer of Data as provided hereunder (in which case, the Participant's Award will be null and void). the Participant may seek to exercise these rights by contacting the Participant's local human resources manager or the Company’s human resources department.

BY SIGNING AND CHECKING THE BOXES BELOW, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE AGREEMENT, THE PLAN AND THIS ADDENDUM. FURTHER, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO (1) THE COLLECTION, USE, PROCESSING AND TRANSFER OF THE DATA AS DESCRIBED ABOVE AND (2) THE PROCESSING OF PARTICIPANT'S UNIQUE IDENTIFYING INFORMATION (RESIDENT REGISTRATION NUMBER) AS DESCRIBED ABOVE.
[ ] I agree to the collection and use of my Personal Data.

[ ] I agree to the provision of my Personal Data to a third party and transfer of my Personal Data overseas.

[ ] I agree to the processing of my unique identifying information (resident registration number).
___________________________________
Participant Signature

____________________________________
Participant Printed Name

_____________________
Date

PLEASE SIGN AND RETURN THE ADDENDUM VIA EMAIL NO LATER THAN [•] TO YOUR LOCAL HR BUSINESS PARTNER.

Exhibit 10.2

SPAIN
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
2.    Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the grant of this Award, the Participant acknowledges that the Participant consents to participation in the Plan and have received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion granted this Award under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, the Participant understands that this Award is granted on the assumption and condition that this Award and the Shares acquired upon vesting of this Award shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to him or her but for the assumptions and conditions referenced above. Thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the grant of this Award shall be null and void.
The Participant understands and agrees that, as a condition of the grant of this Award, any unvested portion of this Award as of the date you cease active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on this Award.
BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE AGREEMENT, INCLUDING THE ADDENDUM AND THE PLAN.
PLEASE SIGN AND RETURN THE ADDENDUM VIA EMAIL NO LATER THAN [•] TO YOUR LOCAL HR BUSINESS PARTNER.
___________________________________     ______________________________
Participant Signature                    Participant Name (Printed)
_____________________
Date

Exhibit 10.2

SWEDEN
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
UNITED KINGDOM
1.    Termination of Service. The following provision shall supplement Section 3(c) of the Agreement:
In case of Termination of Service of the Participant triggering the payment of severance costs under applicable law, the Time-Based RSUs shall not be taken into account in the calculation of such severance costs, to the extent permitted by applicable law.
2.    Taxes. The following provisions supplement Section 7 of the Agreement:
The Participant shall pay to the Company or its Affiliates the amount of income tax that such entity may be required to account to HM Revenue & Customs (“HMRC”) with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in the Agreement. If payment or withholding of the income tax is not made within ninety days of the end of the U.K. tax year in which the Taxable Event occurs or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by the Participant to the Company or its Affiliates, effective on the Due Date. The Participant agrees that the loan will bear interest at the HMRC official rate and will be immediately due and repayable by the Participant, and the Company and/or its Affiliates may recover it at any time thereafter by any of the means set forth in the Agreement.
Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an executive officer or director, as defined above, and income tax due is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or its Affiliates, as applicable, for the value of any employee National Insurance contributions due on this additional benefit, which the Company or its Affiliates, as applicable, may recover from the Participant by any of the means set forth in the Agreement.
UNITED STATES
None.
**************************

12